Offer to Purchase for Cash
                              by
               The Brazilian Investment Fund, Inc.
           up to 495,569.509 Shares of its Common Stock
                              at
  a Price Net Per Share Equal to the Net Asset Value Per Share
                          _________________

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW
               YORK CITY TIME, ON FEBRUARY 5, 1996
                 UNLESS THE OFFER IS EXTENDED.
                       ________________

           THIS OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, NO MORE THAN 495,569.509 SHARES BEING TENDERED AND NOT WITHDRAWN AS OF THE EXPIRATION DATE (AS HEREINAFTER DEFINED). IF MORE THAN 495,569.509 SHARES ARE TENDERED, THE FUND WILL NOT PURCHASE ANY SHARES IN THE OFFER AND, PURSUANT TO ARTICLE ELEVENTH OF THE FUND'S ARTICLES OF INCORPORATION, THE BOARD OF DIRECTORS OF THE FUND SHALL CONVENE A SHAREHOLDERS MEETING TO CONSIDER A PLAN OF LIQUIDATION OF THE FUND.

           NEITHER THE FUND NOR ITS BOARD OF DIRECTORS NOR MORGAN STANLEY ASSET MANAGEMENT INC. (THE INVESTMENT ADVISER TO THE FUND) NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES. THE FUND HAS BEEN ADVISED THAT NO DIRECTOR OR EXECUTIVE OFFICER OF THE FUND INTENDS TO TENDER ANY SHARES PURSUANT TO THE OFFER.

                           IMPORTANT

           Any  shareholder desiring to tender all or any
portion of  his  shares  of  Common  Stock  of  the  Fund
should either (1) complete and sign the Letter of Transmittal or a facsimile thereof in accordance with the instructions in  the  Letter  of Transmittal,  and  mail or deliver the
Letter of  Transmittal  or such  facsimile with his
certificates for the tendered Shares if such Shareholder has been issued physical certificates, signature guarantees for
all shareholders tendering uncertificated  Shares and   any
other required documents to the Depository, or (2) request his broker, dealer, commercial bank, trust company or other nominee to effect the transaction for him. Shareholders having Shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such broker, dealer, commercial bank, trust company or other nominee if they desire to tender Shares so registered.

           Questions and requests for assistance may be directed to the Depository in the manner set forth on page
17 of this Offer to Purchase. Requests for additional copies of this Offer to Purchase and the Letter of Transmittal may also be directed to the Depository.


     January 8, 1996



NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE FUND OR MORGAN STANLEY ASSET MANAGEMENT INC. AS TO WHETHER SHAREHOLDERS SHOULD TENDER OR REFRAIN FROM TENDERING SHARES PURSUANT TO THE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE
OFFER OTHER THAN THOSE CONTAINED IN THIS OFFER TO PURCHASE OR IN THE LETTER OF TRANSMITTAL. IF GIVEN OR MADE, ANY SUCH RECOMMENDATION OR ANY SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND.

                        TABLE OF CONTENTS
                        -----------------
  Section                                                  Page
  -------                                                  ----

    1.       Terms of the Offer; Expiration Date            2

    2.       Acceptance for Payment and
             Payment for Shares                             3

    3.       Procedure for Tendering Shares                 4

    4.       Rights of Withdrawal                           6

    5.       Certain United States Federal Income Tax
             Consequences of the Offer                      6

    6.       Price Range of Shares; Dividends               9

    7.       Purpose of the Offer; Certain Effects of
             the Offer                                      9

    8.       Source and Amount of Funds                     10

    9.       Certain Information Concerning
             the Fund                                       11

    10.      Interest of Directors and Executive
             Officers; Transactions and Arrangements
             Concerning the Shares                          12

    11.      Certain Legal Matters; Regulatory
             Approvals                                      12

    12.      Certain Conditions of the Offer                13

    13.      Fees and Expenses                              15

    14.      Miscellaneous                                  15

To  the Holders of Common Stock of The Brazilian Investment
-----------------------------------------------------------
Fund, Inc.:
-----------

            The  Brazilian  Investment  Fund,  Inc.,  a
Maryland corporation (the "Fund"), hereby offers to purchase
495,569.509 shares of its Common Stock, par value $.01 per share (the "Shares"), at a price per Share, net to the seller in cash, equal to the net asset value in U.S. dollars ("NAV") per share as of 5:00 P.M., New York City time on the Expiration
Date (as herein defined) upon the terms and subject to the conditions set forth in this Offer to Purchase and in the related Letter of Trans mittal (which together constitute the "Offer").

           THE OFFER IS CONDITIONED UPON NO MORE THAN
495,569.509 SHARES  BEING  TENDERED AND NOT WITHDRAWN AS  OF
THE  EXPIRATION DATE. THE OFFER IS ALSO SUBJECT TO CERTAIN
OTHER CONDITIONS.  SEE SECTION 12.

           THIS  OFFER IS BEING MADE PURSUANT TO ARTICLE
ELEVENTH OF THE FUND'S ARTICLES OF INCORPORATION ("ARTICLE ELEVENTH"), WHICH REQUIRES THE FUND, FOR SO LONG AS THE FUND'S COMMON STOCK IS NOT LISTED ON A STOCK EXCHANGE, TO MAKE PERIODIC OFFERS TO PURCHASE ALL SHARES OF ITS COMMON STOCK. IF MORE THAN 495,569.509 SHARES ARE TENDERED, THE FUND WILL NOT PURCHASE ANY SHARES IN THE OFFER AND, PURSUANT TO ARTICLE ELEVENTH, THE
BOARD OF DIRECTORS OF THE FUND SHALL CONVENE A SHAREHOLDERS MEETING TO CONSIDER A PLAN OF LIQUIDATION OF THE FUND.

          NEITHER THE FUND NOR ITS BOARD OF DIRECTORS NOR MORGAN STANLEY ASSET MANAGEMENT INC. (THE "INVESTMENT ADVISER") NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM
TENDERING  SHARES.   EACH SHAREHOLDER  MUST MAKE HIS OWN
DECISION WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND AT WHAT PRICES.THE FUND HAS BEEN ADVISED THAT NO DIRECTOR OR EXECUTIVE OFFICER OF THE FUND
INTENDS TO TENDER ANY SHARES PURSUANT TO THE OFFER.

          As of January 5, 1996, there was outstanding
991,139.018 Shares. As of December 31, 1995, there was approximately 61
holders of  record of  Shares.   The Shares are not currently
publicly  traded. On January 5, 1996, the NAV per Share was
$38.53. Shareholders are urged  to contact Chase Global Funds
Services Company (the "Depository") at (800) 221-6726 to obtain current NAV quotations for the Shares.
See Section 6. Pursuant to the requirements of  Article
Eleventh, the Fund currently
intends each quarter to make a tender offer for its shares of Common Stock at a price per share equal to the then current NAV.

           Any Shares acquired by the Fund pursuant to the Offer will become treasury Shares and will be available for issuance by the Fund without further shareholder action (except as required by applicable law). Tendering shareholders will not be obligated to pay brokerage fees or commissions or, subject to Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Fund.

           1. Terms of the Offer; Expiration Date. Upon the terms and subject to the conditions set forth in the Offer (including, if the Offer is extended or amended, the terms and conditions of such extension or amendment), the Fund will accept for payment, and pay for, all Shares validly tendered on or prior to the Expiration Date (as herein defined) and not withdrawn as permitted by Section 4. The term "Expiration Date" means 12:00 Midnight, New York City time, on February 5, 1996, unless and until the Fund, in its sole discretion, shall have extended the period for which the Offer is open, in which event the term "Expiration Date" shall mean the latest time and date on which the Offer, as so extended by the Fund, shall expire.

           The Fund expressly reserves the right, in its sole discretion, at any time or from time to time, to extend the period of time during which the Offer is open by giving oral or written notice of such extension to the
Depository.   Any  such extension will also be publicly
announced by press release issued no later than 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date.

          The Fund confirms that if it makes a material change in the terms of the Offer or the information concerning the Offer, or if it waives a material condition of the Offer, the Fund will extend the Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(2) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

           During any extension, all Shares previously tendered and not withdrawn will remain subject to the Offer, subject to the right of a tendering shareholder to withdraw his Shares. See Section 4.

          Subject to the applicable regulations of the
Securities and   Exchange  Commission  (the  "Commission"),
the Fund also expressly reserves the right, in its sole discretion, at any time or from time to time (i) to delay acceptance for payment of, or, regardless of whether such Shares were therefore accepted for payment, payment for, any Shares or to terminate the Offer and not accept for payment or pay for any Shares not therefore accepted for payment, or paid for, upon the occurrence of any of the conditions specified in Section 12 and (ii) waive any condition or otherwise amend the Offer in any respect, by giving oral or written notice of such delay, termination or amendment to the Depository and by making a public announcement thereof. The Fund confirms that its reservation of the right to delay payment for Shares which it has accepted for payment is limited by Rule 13e-4(f)(5) under the Exchange Act, which requires that a tender offer or pay the consideration offered or return the tendered securities promptly after the termination or withdrawal of a tender offer. If, following the Expiration Date, the Fund is permitted under applicable law to delay acceptance for payment of or payment for Shares and does so, the Fund may not thereafter assert conditions to the Offer to delay or avoid acceptance for payment of or payment for Shares except to the extent permitted by applicable law. The Fund has been advised by the Staff of the Commission that the Exchange Act and the rules and regulations promulgated thereunder require that all conditions to the Offer, other than the receipt of certain governmental approvals, must be satisfied or waived prior to the Expiration
Date.

           Any extension, delay, termination or amendment will
be followed  as  promptly  as  practicable  by  public
announcement thereof,  such  announcement in the case of an
extension  to  be issued  no later than 9:00 A.M., New York
City time, on the  next business  day  after  the previously scheduled  Expiration  Date. Subject  to applicable law
(including Rule 13e-4(e)(2) under  the Exchange  Act,  which requires that any material  change  in  the information
published,  sent  or  given  to   shareholders
in connection   with   the   Offer  be  promptly   disseminated
to shareholders   in   a  manner  reasonably  designed   to
inform shareholders of such change) and without limiting the manner in which the Fund may choose to make any public announcement, the Fund shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to the Dow Jones News Service.

           2.   Acceptance  for Payment and Payment  for Shares.
Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), the Fund will accept for payment, and will pay for, all Shares that are validly tendered and not withdrawn as promptly as practicable after the Expiration Date. Subject to applicable rules of the Commission, the Fund expressly reserves the right to delay acceptance for payment of, or payment for, Shares in order to comply, in whole or in part, with any applicable law. See

Section 1. In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depository of certificates for such Shares (unless such Shares are held in uncertificated form), a properly completed and duly executed Letter of Transmittal
(or facsimile  thereof)  and any other required documents.

           For purposes of the Offer, the Fund will be deemed to have accepted for payment Shares validly tendered and not withdrawn as, if and when the Fund gives oral or written notice to the Depository of its acceptance for payment of such Shares pursuant to the Offer. Payment for Shares accepted for payment pursuant to the Offer will be made by deposit of the aggregate purchase price therefor with the Depository, which will act as agent for the tendering shareholders for purpose of receiving payments from the Fund and transmitting such payments to the tendering shareholders. Under no circumstances will interest on the purchase price for Shares be paid, regardless of any delay in making such payment.

           If any tendered Shares are not accepted for payment pursuant to the terms and conditions of the Offer for any reason, or if certificates are submitted for more Shares than are tendered, certificates for such unpurchased Shares will be returned, without expense to the tendering shareholder, as soon as practicable following expiration or termination of the Offer.

           3.  Procedure for Tendering Shares.  For a
shareholder validly  to  tender  Shares pursuant to  the
Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other required documents, must be transmitted to and received by the Depository at one of its addresses set forth on page 17 of this Offer to Purchase and,
if such shareholder's tendered Shares are   represented  by
certificates, the certificates for the tendered Shares must be received by the Depository at such address, in each case prior to the Expiration Date.

            Signatures on Letters of Transmittal must be
guaranteed by  a  firm which is a member of a registered
national securities exchange  or  of the National Association of Securities  Dealers, Inc. (the "NASD") or by a commercial bank or trust company having an  office,  branch or agency in the United States (an "Eligible Institution") in cases where Shares held in uncertificated form are tendered. If the certificates are registered in the name of a person other than the signer of the Letter of Transmittal  the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed
exactly as the name or names of the registered owner or owners appear on the certificates, with the signature(s) on the
certificates or stock powers guaranteed  as aforesaid.   The method
of delivery of all required documents is at the election and risk of each tendering shareholder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.

           To  prevent  United States federal income  tax
backup withholding with respect to the purchase price of Shares purchased pursuant to the Offer, a shareholder who does not otherwise establish an exemption from such backup
withholding must   provide   the   Depository  with  his
correct    taxpayer identification  number and certify that
he is not subject to backup withholding by completing the Substitute Form W-9 included in the Letter of Transmittal. Foreign shareholders who have not previously submitted a Form W-8 to the Fund must do so in order to avoid backup withholding. See Section 5.

           All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Shares will be determined by the Fund, in its sole discretion, which determination shall be final and binding. The Fund reserves the absolute right to reject any and all tenders of Shares it determines not to be in proper form or the acceptance for payment of which may, in the opinion of its counsel, be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer or any defect or irregularity in the tender of any Shares. No tender of Shares will be deemed to have been validly made until all defects and irregularities have been cured or waived. None of the Fund, the Investment Adviser, the Depository or any other person will be under any duty to give notification of any defects or irregularities in tenders or will incur any liability for failure to give any such notification. The Fund's interpretation of the terms and conditions of the Offer (including the Letter of Transmittal and instructions thereto) will be final and binding.

           In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depository of certificates for such Shares (unless such Shares are held in uncertificated form), properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) and any other required documents.

           The tender of Shares pursuant to any of the
procedures described   above  will  constitute  an  agreement
between the tendering shareholder and the Fund upon the terms and subject to the conditions of the Offer.

           4. Rights of Withdrawal. Tenders of Shares made pursuant to the Offer are irrevocable except that Shares tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration Date, and, unless therefore accepted for payment by the Fund pursuant to the Offer, may also be withdrawn at any time after March 5, 1996.

           To  be  effective,  a written, telegraphic,  telex
or facsimile  transmission  notice  of  withdrawal  must  be timely received  by the Depository at one of its addresses set forth  on page 17 of this Offer to Purchase.  Any notice of
withdrawal must specify the name of the person having tendered the Shares  to  be withdrawn, the number of Shares to be
withdrawn and the names  in which   the   Shares  to  be
withdrawn  are   registered. The signature(s) on the notice of
withdrawal must be guaranteed by an Eligible Institution.  If certificates have been delivered to the Depository,  the  name of the registered holder  and the  serial numbers  of  the
particular certificates evidencing  the  Shares withdrawn  must also be furnished to the Depository as  aforesaid prior  to
the physical release of such certificates.   All  questions as
to the form and validity (including time of receipt) of any notice of withdrawal will be determined by the Fund, in its sole discretion, which determination shall be final and binding.
None of the Fund, the Investment Adviser, the Depository, or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give such notification.
Any Shares properly withdrawn will be deemed not to have been validly tendered for purposes of the Offer. However, withdrawn Shares may be retendered by following the procedures described in Section 3 at any time prior to the Expiration Date.

          If the Fund is delayed in its acceptance for payment of Shares, or is unable to accept for payment Shares tendered pursuant to the Offer, for any reason, then, without prejudice to the Fund's rights under this Offer, the Depository may, nevertheless, on behalf of the Fund, retain tendered Shares, and such Shares may not be withdrawn except to the extent that tendering shareholders are entitled to withdrawal rights as set forth in this Section 4.

            5.   Certain  United  States  Federal Income Tax
Consequences of the Offer. The discussion below is a summary of the material United States federal income tax consequences
of  a sale  of  Shares  pursuant  to the Offer.   Certain
shareholders (including insurance companies, tax-exempt organizations and financial institutions or broker-dealers) may be subject to special rules not discussed below.

           The sale of Shares pursuant to the Offer will be treated as a "sale or exchange" if the sale (a) is "not essentially equivalent to a dividend" with respect to the shareholder, (b) is "substantially disproportionate" with respect to the shareholder, or (c) results in a "complete termination" of all of the shareholder's interest in the Fund. In determining whether any of these tests is met, Shares considered to be owned by the shareholder by reason of certain constructive ownership rules, as well as Shares actually owned, will be taken into account. Thus, a shareholder may be deemed to own Shares actually owned, and in some cases constructively owned, by certain related individuals and certain entities in which the shareholder has an interest (or which have an interest in the shareholder) and Shares which such shareholder has the right to acquire by exercise of an option. In addition, each shareholder should be aware that, under certain circumstances, a sale or purchase of Shares contemporaneous with the Offer may be taken into account in determining whether any of the tests is satisfied.

          Whether a sale will be "not essentially equivalent to a dividend" with respect to any shareholder will depend on the shareholder's facts and circumstances and on the response of other shareholders to the Offer, but will, in any event, require a "meaningful reduction" in a shareholder's interest in the Fund. The sale of Shares by a shareholder will be "substantially disproportionate" with respect to such shareholder if after the sale (i) the percentage of the outstanding Shares that the shareholder actually and
constructively owns is less than 80%  of the   percentage   of
the  outstanding  Shares   actually   and
constructively owned by such shareholder immediately before the sale, and (ii) the shareholder owns less than 50%
of  the outstanding  Shares.   Finally, if a shareholder  sells
all the Shares actually owned by him, such shareholder may be eligible to waive certain constructive ownership provisions and, thus, meet the requirements for a "complete termination" of his interest in the Fund.

          If any of the above tests is satisfied, the shareholder will recognize gain (or loss) in the amount by which the purchase price received by the shareholder pursuant to the Offer is greater (or less) than the shareholder's tax basis in the Shares sold. Such gain (or loss) will be capital gain (or loss) if the Shares are held as a capital asset and will be long-term capital gain (or loss) if the Shares have been held for more than one year. However, any such loss will be treated as a long-term capital loss to the extent of any long-term capital gain dividends and undistributed long-term capital gains included in income by the shareholder with respect to such Shares, if the Shares have been held for 6 months or less.

Additionally, any such loss will be disallowed to the extent the Shares sold are replaced within the 61-day period beginning 30 days before the Shares are sold, and the disallowed loss will be reflected in an adjustment to the basis of the Shares acquired.

           If  none  of  the  above tests is satisfied,  (i)
the shareholder will be treated as having received a dividend in  the amount  of the cash received for the Shares sold
pursuant to  the Offer,  assuming that the Fund's current or accumulated  earnings and  profits equal or exceed the cash
paid to shareholders  which is  treated as a dividend and (ii)
the shareholder's tax basis in the  Shares sold to the Fund
will be transferred to any remaining Shares held by the shareholder. If the shareholder does not actually own any remaining Shares, such  shareholder may  be permitted  to  transfer such basis to
Shares owned by a  related person or may lose such basis entirely.
The amount treated as  a dividend  will   not  be eligible  for  the
dividends-received deduction allowed to domestic corporate shareholders.

           The  Depository  may be required  to  backup
withhold United States federal income tax at the rate of 31% of the  gross payment  made pursuant to the Offer to shareholders who  fail  to provide  their correct taxpayer identification number or to  make required  certifications,  or  who  have
been  notified  by  the Internal  Revenue  Service  that  they
are  subject  to   backup withholding. Corporate   shareholders
and   certain    other shareholders  are  exempt  from
such backup withholding. Any amounts withheld may be credited against a shareholder's United States federal income tax liability.

           The  Depository will withhold 30% of the gross
payment to   a  shareholder  that  is  a  nonresident  alien
individual, fiduciary  of  a foreign trust or estate, foreign corporation  or foreign partnership  (a "foreign  shareholder")
unless  the Depository  determines that a reduced rate of withholding  or
an exemption   from  withholding  is  applicable  pursuant   to
an applicable income tax treaty.  (Exemption from backup
withholding does  not exempt a foreign shareholder from the 30%
withholding). The Depository will determine a shareholder's
status as a foreign shareholder  and  eligibility  for  a
reduced  rate  of,  or  an exemption  from,  withholding, by reference to the  shareholder's address  and  to any valid
certificates or statements  concerning eligibility   for   a
reduced  rate  of,  or   exemption   from, withholding,  unless
facts and circumstances indicate that such reliance is not warranted. A foreign shareholder that has not previously submitted the appropriate certificates or statements with respect to a reduced rate of, or exemption from, withholding for which such shareholder may be eligible should consider doing so in order to avoid over-withholding. A foreign shareholder may be eligible to obtain a refund of tax withheld if such shareholder meets one of the three tests for sale or exchange treatment described above or is otherwise able to establish that no tax, or a reduced amount of tax, was due.

           THE  UNITED  STATES FEDERAL INCOME TAX DISCUSSION
SET FORTH   ABOVE IS   INCLUDED  FOR GENERAL   INFORMATION   ONLY.
SHAREHOLDERS  SHOULD CONSULT THEIR OWN TAX ADVISORS WITH
RESPECT TO  THE  SPECIFIC TAX CONSEQUENCES TO THEM OF THE SALE
OF  SHARES PURSUANT  TO THE OFFER, INCLUDING THE APPLICATION
AND  EFFECT  OF STATE,  LOCAL, FOREIGN OR OTHER TAX LAWS AND
ANY POSSIBLE CHANGES IN TAX LAWS.

           6. Price Range of Shares; Dividends. The Shares are not currently publicly traded. During the past two years the NAVs per Share as of 5:00 P.M. on the last day of each of the Fund's fiscal quarters are as follows:

          December 31, 1993            $83.58
          March 31, 1994              $112.47
          June 30, 1994                $89.21
          September 30, 1994          $154.78
          December 31, 1994           $129.97
          March 31, 1995               $57.82
          June 30, 1995                $68.06
          September 30, 1995           $73.96
          December 31, 1995            $64.24

           The NAV per Share as of 5:00 P.M., January 5, 1996 was
$38.53 per Share.

           IT IS ANTICIPATED THAT NO CASH DIVIDEND WILL BE DECLARED BY THE BOARD OF DIRECTORS WITH A RECORD DATE OCCURRING BEFORE THE EXPIRATION OF THE OFFER AND THAT, ACCORDINGLY, HOLDERS OF SHARES PURCHASED PURSUANT TO THE OFFER WILL NOT RECEIVE ANY SUCH DIVIDEND WITH RESPECT TO
SUCH  SHARES.   THE  AMOUNT  AND FREQUENCY OF DIVIDENDS IN THE
FUTURE WILL DEPEND ON CIRCUMSTANCES EXISTING AT THAT TIME.

          7. Purpose of the Offer; Certain Effects of the Offer. The purpose of the Offer is to fulfill the Fund's obligation pursuant to Article Eleventh. Article Eleventh provides for so long as the Shares are not listed on a stock exchange, the Fund must make a tender offer, on the Monday following the first Friday of each of

January, April, July and October, to purchase all of the outstanding Shares at a price per Share equal to the NAV per Share. Pursuant to Article Eleventh, in the event that 50% or more of the then outstanding Shares are tendered in any one tender offer, the Fund shall not purchase any Shares in the tender offer and the Fund's Board of Directors shall convene a shareholders' meeting to consider a resolution to liquidate the Fund.

           Any Shares acquired by the Fund pursuant to the Offer will become treasury Shares and will be available for issuance by the Fund without further shareholder action (except as required by applicable law or the rules of national securities exchanges on which the Shares are listed).

           NEITHER  THE FUND NOR ITS BOARD OF DIRECTORS  NOR
THE INVESTMENT  ADVISER  NOR  ITS  BOARD  OF  DIRECTORS   MAKES
ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ANY OR ALL OF SUCH SHAREHOLDER'S
SHARES AND  NONE  OF SUCH PERSONS HAS AUTHORIZED ANY PERSON TO
MAKE  ANY SUCH   RECOMMENDATION.   SHAREHOLDERS  ARE  URGED
TO   EVALUATE CAREFULLY  ALL  INFORMATION  IN  THE  OFFER,
CONSULT THEIR OWN INVESTMENT AND TAX ADVISORS AND MAKE THEIR OWN DECISIONS WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND AT WHAT PRICE OR PRICES.

           8.  Source and Amount of Funds.  If 495,569.509
Shares were to be purchased pursuant to the Offer, the cost to the Fund (excluding expenses) would be approximately $19,094,293.18 based on a NAV per Share of $38.53 as of January 5, 1996. The actual cost to the Fund cannot be determined at this time because the number of Shares to be purchased will depend on the number tendered, and the price will be based on the NAV per Share on the Expiration Date, which may be more or less than $38.53.

           The monies to be used by the Fund to purchase Shares pursuant to the Offer will be obtained from cash and from sales of securities in the investment portfolios of the
Fund and  BIFFundo   de   Investimento-Capital  Estrangeiro
(the "Investment Fund"). The selection of which portfolio securities to sell will be governed by principles of prudent portfolio management, taking into account investment merit,
relative liquidity and applicable legal  requirements.   In
accordance with its stated investment policies, the Fund has concentrated its investments in the equity securities of companies that are registered with the Commisao de Valores Mobili rios, the Brazilian Securities Commission. The Brazilian securities markets are subject to price volatility and limited liquidity. If the Fund must sell a substantial amount of portfolio securities to raise cash, the market prices of portfolio securities, and hence the Fund's net asset value, can be expected to decline. If such a decline occurs, the Fund cannot predict what its magnitude might be, or whether such a decline would be temporary or continue to the Expiration Date. Because the Fund's tender offer price is dependent upon NAV per Share as determined on the Expiration Date, if such a decline continued to the Expiration Date, the consideration received by a tendering shareholder would be reduced.

           The Fund will sell portfolio securities during the pendency of the Offer to raise cash for the purchase of Shares. Thus, during the pendency of the Offer, and possibly for a short time thereafter, the Fund will hold a greater than normal percentage of its net assets in cash and cash equivalents. The Fund is required by law to pay for tendered Shares it accepts for payment promptly after the Expiration Date of this Offer. Because the Fund will not know the number of Shares tendered until the Expiration Date, the Fund will not know until the Expiration Date the amount of cash required to pay for such Shares. If on or prior to the Expiration Date the Fund does not have, or believes it is unlikely to have, sufficient cash to pay for all Shares tendered, it may extend the Offer to allow additional time to sell portfolio securities and raise sufficient cash. As of January 5, 1996, the Fund had no position in cash and cash equivalents.

           If the Fund purchases a substantial number of Shares pursuant to the Offer, the net assets of the Fund would be reduced accordingly. In such case the Fund would have a higher expense ratio and possibly less investment flexibility than it currently has.

           9.  Certain Information Concerning the Fund.  The
Fund is a non-diversified, closed-end management investment company incorporated under the laws of the State of Maryland and registered under the Investment Company Act of 1940. Its investment objective is long-term capital appreciation through investment primarily in equity securities of Brazilian companies.

           Exhibit A to this Offer contains the Fund's audited financial statements for the fiscal years ended
December 31, 1993 and December 31, 1994 and financial statements for the third quarter ended September 30, 1995.

           The  Fund  is subject to the information and
reporting requirements of the Investment Company Act of 1940 and in accordance therewith is obligated to file reports and other information with the Commission relating to its business, financial condition and other matters. The Fund has also filed an Issuer Tender Offer Statement on Schedule 13E-4 with the Commission. Such
reports  and  other  information  should   be
available for inspection at the public reference room at the Commission's office 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C., and also should be available for inspection and copying at the following regional offices of the Commission: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois; 7 World Trade Center, New York, New York. Copies may be obtained, by mail, upon payment of the Commission's customary charges, by writing to its principal office at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549.

           10.   Interest  of  Directors and Executive
Officers; Transactions and Arrangements Concerning the Shares. Neither the Fund nor any subsidiary of the Fund nor, to the best of the Fund's knowledge, any of the Fund's executive officers or directors or associates of any of the foregoing, has effected any transaction in Shares during the past 40 business days.

           Except as set forth in this Offer to Purchase, neither the Fund, nor, to the best of the Fund's knowledge, any of the Fund's executive officers or directors, or any of the executive officers or directors of any of its subsidiaries, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly to the Offer with respect to any securities of the Fund, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ven tures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies, consents or authorizations.

           11. Certain Legal Matters; Regulatory Approvals. The Fund's investment in Brazilian securities has been registered as foreign  investment with the Central Bank of  Brazil,  which has issued  a  Certificate of Registration for the  foreign
currency value of such investment. Based  on the  Certificate of
Registration,   the  Fund's  current  investment   in
Brazilian securities may be repatriated in order to permit the Fund to purchase Shares in the Offer. The Fund is not aware of any approval  or  other  action  by any government  or
governmental, administrative  or  regulatory authority or
agency, domestic or foreign, that would be required for the acquisition or ownership of Shares by the Fund as contemplated herein.  Should  any  such approval or other  action  be  required, the Fund presently contemplates that such approval or other action will be sought. The Fund is unable to predict whether it may determine that it is required to delay the acceptance for payment of, or
payment  for, Shares tendered pursuant to the Offer pending the outcome of  any such matter.  There can be no assurance that any such approval or other  action,  if needed, would be
obtained without  substantial conditions  or  that the failure to obtain any such  approval  or other  action  might  not
result in adverse consequences  to  the Fund's  business.   The
Fund's obligations under the Offer to accept for payment and pay for Shares are subject to certain conditions. See
Section 12.

           12.  Certain Conditions of the Offer.
Notwithstanding any other provision of the Offer except as otherwise provided in Section 1, the Fund shall not be required to accept for payment or pay for any Shares, may postpone the acceptance for payment of, or payment for, tendered Shares, and may, in its sole discretion, terminate or amend the Offer as to any Shares not then paid for if (i) more than 495,569.509 Shares are tendered and not withdrawn as of the Expiration Date, or (ii) in the judgment of the Investment Adviser, the assets of the Fund are not sufficiently liquid to fund the purchase of the Shares in the Offer, or (iii) the Fund would not be able to liquidate portfolio securities in a manner that is orderly and consistent with the Fund's investment objectives and policies in order to purchase Shares tendered pursuant to the Offer, or (iv) at or prior to the time of payment for any such Shares (whether or not any Shares have therefore been accepted for payment or paid for pursuant to the Offer), any of the following events shall occur:

                (a)   there  shall be  threatened,
          instituted or pending any action, proceeding or application before any court or governmental authority or other regulatory or administrative agency or commission, domestic or foreign, by any government or governmental authority or other regulatory or administrative agency or commission, domestic or foreign, or by any other person, domestic or foreign challenging the acquisition by the Fund of the Shares or seeking to restrain, delay or prohibit the making of the Offer, or the acceptance for payment, purchase of, or payment for, some or all of the Shares or resulting in a delay in, or restricting, the ability of the Fund, or rendering the Fund unable, to accept for payment, purchase or pay for some or all of the Shares, or otherwise directly or indirectly relating in any manner to or affecting the Offer; or

                (b)  any statute, rule, regulation or order
          or injunction shall be sought, proposed,
          enacted, promulgated, entered, enforced or  deemed
          or become applicable to the Offer or any other action shall have been taken, proposed or threatened, by any government, governmental authority or
          other  regulatory  or  administrative  agency   or
          commission or court, or any other person, domestic or foreign, that, in the sole judgment of the Fund, might, directly or indirectly, result in any of the consequences referred to in paragraph (a) above; or

                (c)   there  shall  have  occurred
          (i) any general suspension of, or limitation on times or prices for, trading in securities on any national securities exchange or in the over-the counter market or in any securities exchange in Brazil, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or Brazil, (iii) a commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States or Brazil,
          (iv) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the Fund, might affect, the extension of credit by banks or other lending institutions or foreign currency transactions by such institutions or (v) in the case of any of the foregoing existing at the time of the commencement of the Offer, in the sole judgment of the Fund, a material acceleration or worsening thereof; or

                (d)  any change (or any condition,
          event or development involving a prospective change) shall have occurred or be threatened in the general economic, financial, currency exchange or market conditions in the United States, in Brazil or abroad that, in the sole judgment of the Fund, has or may have a material adverse effect upon the value of the assets of the Fund; or

                (e)   any  other event shall  have
          occurred or condition shall exist which in the judgment of the Fund would have a material adverse effect on the Fund, its assets or its shareholders or any such event will occur or such condition shall exist if the Fund were to purchase Shares in the Offer which in the sole judgment of the Fund with respect to each and every matter referred to above and regardless of the circum stances (including any action or inaction by the Fund) giving rise to any such condition, makes it inadvisable to proceed with the Offer or with such acceptance for payment or payment.

          The foregoing conditions are for the sole benefit of the Fund and may be asserted by the Fund regardless of the circum stances (including any action or inaction by the Fund) giving rise to any such conditions or may be waived by the Fund in whole or in part at any time and from time to time in its sole discretion. The failure by the Fund at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Fund concerning the events described in this Section shall be final and binding on all parties.

           A public announcement shall be made of a material change in, or waiver of, such conditions, and the Offer may, in certain circumstances, be extended in connection with any such change or waiver.

           13. Fees and Expenses. The Depository is not charging compensation for its services in connection with the Offer. The Fund has agreed to indemnify the Depository against certain liabilities and expenses in connection with the Offer, including liabilities under the federal securities laws. Brokers, dealers, commercial banks and trust companies will be reimbursed by the Fund for customary mailing and handling expenses incurred by them in forwarding material to their customers.

           Chase Global Funds Services Company, which is the Depository for the Offer, is an affiliate of Chase Manhattan Bank, N.A.("Chase"), which provides administrative services to the Fund pursuant to an Administration Agreement. As part of such agreement, the Fund has agreed to pay to Chase an annual fee of $75,000 plus .08% of the average weekly net assets of the Fund, computed weekly and payable monthly.

           14. Miscellaneous. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. The Fund may, in its sole discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction.

           The Fund is not aware of any jurisdiction in which the making of the Offer or the acceptance of Shares in connection therewith would not be in compliance with the laws of such jurisdiction. Consequently, the Offer is currently being made to all holders of Shares. However, the Fund reserves the right to exclude shareholders in any jurisdiction in which it is asserted that the Offer cannot lawfully be made. So long as the Fund makes a good faith effort to comply with any state law deemed applicable to the Offer, the Fund believes that the exclusion of shareholders residing in such jurisdiction is permitted under Rule 13e-4(f)(9) promulgated under the Exchange Act.

          The Fund has filed with the Commission an Issuer Tender Offer Statement on Schedule l3E-4 pursuant to Section 13(e)(1) of the Exchange Act and Rule l3e-4 of the General Rules and Regulations under the Exchange Act, furnishing certain additional information with respect to the Offer, and may file amendments thereto. Such Statement and any amendments thereto, including exhibits, may be examined and copies may be obtained from the principal office of the Commission in Washington, D.C. in the manner set forth in Section 9.

           No person has been authorized to give any information or make any representation on behalf of the Fund not contained in this Offer to Purchase or in the Letter of Transmittal and, if given or made, such information or representation must not be relied upon as having been authorized.


                         THE BRAZILIAN INVESTMENT FUND, INC.

January 8, 1996

           Facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal, certificates for the Shares and any other required documents should be sent by each shareholder of the Fund or his broker-dealer, commercial bank, trust company or other nominee to the Depository as follows:

                The Depository for the Offer is:
                --------------------------------
               Chase Global Funds Services Company

              By Mail, Overnight Courier or Hand:
              -----------------------------------
                       73 Tremont Street
                     Boston, MA 02108-3913

       By Facsimile Transmission:      Confirm by Telephone:
       --------------------------      ---------------------
            (617) 557-8697               (800) 221-6726

           Any questions or requests for assistance or additional copies of the Offer to Purchase and the Letter of Transmittal may be directed to Susan DiBona at the Depository at the following telephone number: (800) 221-6726. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.

The Brazilian Investment Fund, Inc.
Investment Summary as of September 30, 1995
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

HISTORICAL
INFORMATION
                                                                TOTAL RETURN (%)
                                               --------------------------------------------------

                                                 NET ASSET VALUE (1)            INDEX (2)
                                               -----------------------  -------------------------
                                                             AVERAGE                    AVERAGE
                                               CUMULATIVE     ANNUAL     CUMULATIVE      ANNUAL
                                               -----------------------  -------------------------
CURRENT QUARTER                                     17.15%         --         12.60%          --

FISCAL YEAR TO DATE                                -15.37          --        -10.36           --

ONE YEAR                                           -28.94      -28.94%       -21.67       -21.67%

SINCE INCEPTION*                                   171.69       25.99        215.17        30.30

PAST PERFORMANCE IS NOT PREDICTIVE OF FUTURE PERFORMANCE.

--------------------------------------------------------------------------------

RETURNS AND PER SHARE INFORMATION (1)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Periods ended September 30:
                                           1991*       1992       1993       1994   9 Months Ended 9/30/95 (Unaudited)
Net Asset Value                          $ 63.31    $ 55.28    $ 83.58   $ 129.97                              $ 73.96
Income Dividends                               -          -          -       1.80                                    -
Capital Gains and Other Distributions          -          -       7.06       6.65                                37.73
Total Return (1)                          26.62%   (12.68%)     72.52%     68.32%                             (15.37%)
Index Total Return (2)                     3.48%      0.32%     99.45%     69.83%                             (10.36%)

(1)Total investment return based on per share net asset value reflects the effects of changes in net asset value on the performance of the Fund during each period, and assumes dividends and distributions, if any, were reinvested. These percentages are not an indication of the performance of a shareholder's investment in the Fund based on market value due to differences between the market price of the stock and the net asset value of the Fund.

(2)IFC Total Return Index for Brazil

*The Fund commenced operations on June 4, 1991.

The Brazilian Investment Fund, Inc.
Portfolio Summary as of September 30, 1995
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PORTFOLIO INVESTMENTS DIVERSIFICATION

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Equity Securities      97.8%
Cash Equivalents        2.2%

--------------------------------------------------------------------------------

SECTORS

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Utilities - Electrical & Gas            23.8%
Banking                                 20.2%
Telecommunications                      18.3%
Beverages & Tobacco                      8.9%
Energy Sources                           5.7%
Appliances & Household Durables          3.5%
Merchandising                            3.5%
Machinery & Engineering                  2.2%
Metals - Non-Ferrous                     2.0%
Other                                   11.9%

--------------------------------------------------------------------------------

TEN LARGEST HOLDINGS

       1.  Eletrobras (Common)
       2.  Telebras
       3.  Brahma
       4.  Banco Bradesco
       5.  Petrobras
       6.  Banco Itau
       7.  Banco do Brasil
       8.  Light (Common)
       9.  Banco Nacional
      10.  Refripar

INVESTMENTS (UNAUDITED)

---------

SEPTEMBER 30, 1995

                                                       VALUE
                                        SHARES         (000)
---------------------------------------------------------
------------
BRAZILIAN INVESTMENT FUND (96.7%)
---------------------------------------------------------
------------
BRAZILIAN PREFERRED STOCKS (94.9%)
(Unless otherwise noted)
------------------------------------------------------------
-------------
APPLIANCES & HOUSEHOLD DURABLES (3.5%)
  Refripar                         557,352,927  U.S.$  1,456
  Refripar (Common)                 23,893,000            53
                                                ------------
                                                       1,509
                                                ------------
------------------------------------------------------------
-------------
BANKING (20.2%)
  Banco Bradesco                   381,104,708         3,659
  Banco do Brasil                  108,442,000         1,741
  Banco Itau                         5,582,500         1,757
  Banco Nacional                    77,183,664         1,531
                                                ------------
                                                       8,688
                                                ------------
------------------------------------------------------------
-------------
BEVERAGES & TOBACCO (8.9%)
  Brahma                             9,419,489         3,840
                                                ------------
------------------------------------------------------------
-------------
CHEMICALS (0.5%)
  Rhodia Ster ADS                       14,810           198
                                                ------------
------------------------------------------------------------
-------------
ENERGY SOURCES (5.7%)
  Petrobras                         23,377,333         2,465
                                                ------------
------------------------------------------------------------
-------------
FOOD & HOUSEHOLD PRODUCTS (0.9%)
  Dixie Toga                           461,291           397
                                                ------------
------------------------------------------------------------
-------------
INDUSTRIAL COMPONENTS (1.9%)
  Schulz                        23,670,000,000           801
                                                ------------
------------------------------------------------------------
-------------
MACHINERY & ENGINEERING (2.2%)
  WEG                                1,822,000           937
                                                ------------
------------------------------------------------------------
-------------
MERCHANDISING (3.5%)
  Cia Brasileira ADR                    43,850           477
  Lojas Americanas (Bonus
   Rights)                             183,270            26
  Lojas Renner                      43,970,000           992
                                                ------------
                                                       1,495
                                                ------------
------------------------------------------------------------
-------------
METALS -- NON-FERROUS (2.0%)
  CVRD                               5,013,800           842
                                                ------------
------------------------------------------------------------
-------------
METALS -- STEEL (1.5%)
  Acesita                           27,450,000           196
  Usiminas                         310,000,000           341
  Usiminas ADS                           9,000            99
                                                ------------
                                                         636
                                                ------------
------------------------------------------------------------
-------------

                                                       VALUE
                                        SHARES         (000)

---------------------------------------------------------
------------
TELECOMMUNICATIONS (18.3%)
  Telebras                          88,253,895  U.S.$  4,212
  Telebras ADR                          17,400           827
  Telebras (Common)                 28,453,000         1,149
  Telesp                             5,185,601           850
  Telesp (Common)                    5,010,500           839
                                                ------------
                                                       7,877
                                                ------------
------------------------------------------------------------
-------------
TEXTILES & APPAREL (2.0%)
  Coteminas                          1,200,000           393
  Wentex                           318,000,000           467
                                                ------------
                                                         860
                                                ------------
------------------------------------------------------------
-------------
UTILITIES -- ELECTRICAL & GAS (23.8%)
  Cemig ADR                             28,357           631
  CESP                               4,440,090           154
  CESP (Common)                      6,900,000           224
  CPFL                              22,591,000           903
  Eletrobras 'B'                     3,438,000         1,061
  Eletrobras (Common)               18,468,000         5,697
  Light (Common)                     4,191,000         1,561
                                                ------------
                                                      10,231
                                                ------------
------------------------------------------------------------
-------------
TOTAL BRAZILIAN PREFERRED STOCKS
  (Cost U.S. $35,804)                                 40,776
                                                ------------
------------------------------------------------------------
-------------
PURCHASED OPTION (0.0%)
---------------------------------------------------------
------------
UTILITIES -- ELECTRICAL & GAS
  CPFL call, expiring
   10/16/95, strike price BRL
   70.00
   (Cost U.S. $0)                   18,700,000            --
                                                ------------

-----------------------------------------------------------------
-------------

                                              FACE
                                            AMOUNT
                                             (000)
---------------------------------------------------------
------------
FOREIGN CURRENCY ON DEPOSIT WITH
    CUSTODIAN (1.8%)
  Brazilian Real
   (Cost U.S. $756)                   BRL      721           757
                                                    ------------
----------------------------------------------------------------
-------------
TOTAL BRAZILIAN INVESTMENT FUND
  (Cost U.S. $36,560)                                     41,533
                                                    ------------
---------------------------------------------------------
------------
SHORT-TERM INVESTMENT (0.3%)
---------------------------------------------------------
------------
REPURCHASE AGREEMENT (0.3%)
  Chase Manhattan Bank, N.A.,
   6.00%, dated 9/29/95, due
   10/2/95, to be repurchased at
   $153, collateralized by U.S.$130
   United States Treasury Bonds
   8.125%, due 5/15/21, valued at
   U.S.$156 (Cost U.S. $153)         U.S.$     153           153
                                                    ------------
----------------------------------------------------------------
-------------
TOTAL INVESTMENTS (97.0%)
  (Cost U.S. $36,713)                                     41,686
                                                    ------------
----------------------------------------------------------------
-------------

                                            AMOUNT         VALUE
                                             (000)         (000)
---------------------------------------------------------
------------
OTHER ASSETS AND LIABILITIES (3.0%)
  Other Assets                       U.S. $  2,585
  Liabilities                               (1,312) U.S.$  1,273
                                     -------------  ------------
----------------------------------------------------------------
-------------
NET ASSETS (100%)
  Applicable to 580,879, issued and outstanding
   U.S. $.01 par value shares (50,000,000 shares
   authorized)                                      U.S.$ 42,959
                                                   -------------

-----------------------------------------------------------------
-------------

---------------------------------------------------------
------------
NET ASSET VALUE PER SHARE                           U.S. $ 73.96
                                                   -------------
----------------------------------------------------------------
-------------

ADR--American Depositary Receipt
ADS --American Depositary Share

FINANCIAL STATEMENTS

---------

STATEMENT OF NET ASSETS

---------

DECEMBER 31, 1994



                                                    VALUE

                                      SHARES        (000)


---------------------------------------------------------

------------

BRAZILIAN INVESTMENT FUND (98.7%)

--------------------------------------------------

----------

BRAZILIAN PREFERRED STOCKS (96.8%)

(Unless otherwise noted)

---------------------------------------------------------

-------------

APPLIANCES & HOUSEHOLD DURABLES (9.2%)

  Brasmotor                        4,441,800  U.S.$ 1,799

  Continental 2001                 7,600,000          205

  Multibras                        1,274,500        1,670

  Refripar                     1,143,557,920        3,780

                                              -----------

                                                    7,454

                                              -----------

---------------------------------------------------------

-------------

AUTOMOBILES (4.3%)

  Iochpe Maxion                    4,850,000        3,378

  Marcopolo 'B'                      500,000          134

                                              -----------

                                                    3,512

                                              -----------

---------------------------------------------------------

-------------

BANKING (11.3%)

  Banco Bradesco                 360,509,400        3,065

  Banco do Brasil                115,000,000        2,267

  Banco Nacional                  45,653,664        1,159

  Banco Nacional (Common)         11,801,600          311

  Itaubanco                        8,639,000        2,417

                                              -----------

                                                    9,219

                                              -----------

---------------------------------------------------------

-------------

BEVERAGES & TOBACCO (1.0%)

  Brahma                           2,385,700          785

                                              -----------

---------------------------------------------------------

-------------

CHEMICALS (2.9%)

  Rhodia-Ster GDR                    165,000        2,372

                                              -----------

---------------------------------------------------------

-------------

ENERGY SOURCES (9.1%)

  Petrobras                       58,477,320        7,387

                                              -----------

---------------------------------------------------------

-------------

FOOD & HOUSEHOLD PRODUCTS (2.5%)

  Ceval Alimentos                 12,000,000          177

  +Dixie Lalekla                   1,811,290        1,818

                                              -----------

                                                    1,995

                                              -----------

---------------------------------------------------------

-------------

INDUSTRIAL COMPONENTS (1.0%)

  SECTIONS Schulz 'B'             18,000,000          850

                                              -----------

---------------------------------------------------------

-------------

MERCHANDISING (1.6%)

  +Lojas Americanas (Bonus Rights)   183,270           26

  +Mesbla                          6,982,050        1,253

                                              -----------

                                                    1,279

                                              -----------

---------------------------------------------------------

-------------

METALS -- NON-FERROUS (1.5%)

  Vale do Rio Doce                 6,163,800        1,179

                                              -----------

---------------------------------------------------------

-------------

METALS -- STEEL (7.9%)

  Cia Siderurgica Nacional

   (Common)                       78,800,000  U.S.$ 2,684

  +Cosipa 'B'                        194,000          564

  Usiminas                     2,361,123,300        3,206

                                              -----------

                                                    6,454

                                              -----------

---------------------------------------------------------

-------------

RECREATION, OTHER CONSUMER GOODS (0.8%)

  Manufatura Brinquedos de

   Estrela                       198,000,000          502

  Tec Toy                        175,000,000          182

                                              -----------

                                                      684

                                              -----------

---------------------------------------------------------

-------------

TELECOMMUNICATIONS (17.8%)

  Telebras                       168,700,000        7,549

  Telebras 'D'                     6,323,895          235

  Telebras (Common)               80,700,000        3,478

  Telesp                          22,157,978        3,152

  Telesp 'P'                          92,602           41

                                              -----------

                                                   14,455

                                              -----------

---------------------------------------------------------

-------------

TEXTILES & APPAREL (4.9%)

  Brasperola 'A'                   1,000,000        1,346

  Moinho Santista                    261,000          647

  SECTIONS Wentex                  1,670,000        1,972

                                              -----------

                                                    3,965

                                              -----------

---------------------------------------------------------

-------------

UTILITIES -- ELECTRICAL & GAS (21.0%)

  Cemig ADR                           67,500        1,637

  +Centrais Eletricas de Santa Catarina

   'B'                             1,435,000        1,355

  Cia Energetica de Sao Paulo         11,930           16

  Cia Energetica de Sao Paulo

   (Common)                          138,236          180

  Cia Paulista de Forca e

   Luz                             7,050,000          483

  +Cia Paulista de Forca e

   Luz (Common)                   26,120,000        2,313

  Eletrobras 'B'                  21,097,000        7,323

  Eletrobras (Common)              9,008,000        3,180

  Light (Common)                   1,575,000          569

                                              -----------

                                                   17,056

                                              -----------

---------------------------------------------------------

-------------

TOTAL BRAZILIAN PREFERRED STOCKS

  (Cost U.S. $46,960)                              78,646

                                              -----------

---------------------------------------------------------

-------------

PURCHASED OPTIONS (1.9%)

  +Cia Paulista de Forca e

   Luz call, expiring

   10/16/95, strike price

   BRL 70.00                      18,700,000          194

  +Eletrobras call,

   expiring 6/19/95,

   strike price BRL 30.58         11,660,000        1,322

                                              -----------

  (Cost U.S. $794)                                  1,516

                                              -----------

---------------------------------------------------------

-------------




    The accompanying notes are an integral part of the financial statements.



                                      AMOUNT        VALUE

                                       (000)        (000)


---------------------------------------------------------

------------

FOREIGN CURRENCY ON DEPOSIT WITH CUSTODIAN (0.0%)

  Brazilian Real

   (Cost U.S. $28)                  BRL   23  U.S.$    28

                                              -----------

---------------------------------------------------------

-------------

TOTAL BRAZILIAN INVESTMENT FUND

  (Cost U.S. $47,782)                              80,190

                                              -----------

---------------------------------------------------------

-------------

TOTAL INVESTMENTS (98.7%)

  (Cost U.S. $47,782)                              80,190

                                              -----------

---------------------------------------------------------

-------------

OTHER ASSETS (2.6%)

  Receivable for Investments Sold  U.S.$1,954

  Dividends Receivable                     54

  Deferred Organization Costs             127

  Other Assets                             31       2,166

                                    --------- -----------

---------------------------------------------------------

-------------

LIABILITIES (-1.3%)

  Payable For:

    Bank Overdraft                      (850)

    Investments Purchased                (90)

    Investment Advisory Fees             (52)

    Professional Fees                    (49)

    Shareholder Reporting

     Expenses                            (18)

    U.S. Administrative Fees             (12)

    Directors' Fees and Expenses         (10)

    Brazilian Administrative and

     Custodian Fees                       (9)

    U.S. Custodian Fees                   (2)      (1,092)

                                   ---------  -----------

---------------------------------------------------------

-------------

NET ASSETS (100%)

  Applicable to 625,274 issued and

   outstanding U.S. $.01 par value shares

   (50,000,000 shares authorized)             U.S.$ 81,264

                                             -------------

----------------------------------------------------------------

-------------

NET ASSET VALUE PER SHARE                           U.S.$ 129.97

                                                   -------------


ADR -- American Depositary Receipt

GDR -- Global Depositary Receipt

 +  -- Non-income producing

SECTIONS -- Security acquired through an initial public offering of shares and fair valued at cost pending listing -- see Note A-1 to financial statements





December 31, 1994 exchange rate--Brazilian Real (BRL) 0.847=U.S. $1.00






                                                  AMOUNT

                                                   (000)


--------------------------------------------------------

------------

AT DECEMBER 31, 1994, NET ASSETS CONSISTED OF:

-----------------------------------------------------------------

  Common Stock                                     U.S.$      6

  Capital Surplus                                        25,470

  Accumulated Net Investment

   Loss                                                     (36)

  Accumulated Net Realized Gain                          23,409

  Unrealized Appreciation on

   Investments and Foreign

   Currency                                              32,415

-----------------------------------------------------------------

TOTAL NET ASSETS                                  U.S.$  81,264

----------------------------------------------------------------

----------------------------------------------------------------




    The accompanying notes are an integral part of the financial statements.



                                                                  YEAR
ENDED

                                                               DECEMBER
31, 1994

STATEMENT OF OPERATIONS
(000)


-----------------------------------------------------------------------
----------

INVESTMENT INCOME

    Dividends.................................................    U.S.$
969

    Interest..................................................
6

    Less Foreign Taxes Withheld...............................
(86)

-----------------------------------------------------------------------
----------

      Total Income............................................
889

-----------------------------------------------------------------------
----------

EXPENSES

    U.S. Investment Advisory Fees.............................
607

    U.S. Administrative Fees..................................
154

    Brazilian Administrative and Custodian Fees...............
103

    Brazilian Taxes...........................................
92

    Amortization of Organization Costs........................
89

    Legal Fees................................................
68

    Audit Fees................................................
49

    Directors' Fees and Expenses..............................
47

    Brazilian Investment Advisory Fees........................
39

    Shareholder Reporting Expenses............................
17

    Custodian Fees............................................
5

    Other Expenses............................................
65

-----------------------------------------------------------------------
----------

      Total Expenses..........................................
1,335

-----------------------------------------------------------------------
----------

        Net Investment Loss...................................
(446)

-----------------------------------------------------------------------
----------

NET REALIZED GAIN (LOSS)

    Investment Securities Sold................................
24,552

    Foreign Currency Transactions.............................
(524)

-----------------------------------------------------------------------
----------

      Net Realized Gain.......................................
24,028

-----------------------------------------------------------------------
----------

UNREALIZED APPRECIATION ON INVESTMENTS AND FOREIGN CURRENCY

    Beginning of Year.........................................
21,508

    End of Year...............................................
32,415

-----------------------------------------------------------------------
----------

      Change in Unrealized Appreciation.......................
10,907

-----------------------------------------------------------------------
----------

Total Net Realized Gain and Change in Unrealized

 Appreciation.................................................
34,935

-----------------------------------------------------------------------
----------

   NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS.......    U.S.$
34,489

-----------------------------------------------------------------------
----------

-----------------------------------------------------------------------
----------






                                                        YEAR ENDED
YEAR ENDED

                                                     DECEMBER 31, 1993
DECEMBER 31, 1994

STATEMENT OF CHANGES IN NET ASSETS                         (000)
(000)


-----------------------------------------------------------------------
----------------------

INCREASE (DECREASE) IN NET ASSETS

Operations:

    Net Investment Income (Loss)..................         U.S.$   851
U.S.$  (446)

    Net Realized Gain.............................              10,349
24,028

    Change in Unrealized Appreciation.............              18,449
10,907

-----------------------------------------------------------------------
----------------------

    Net Increase in Net Assets Resulting from

     Operations...................................              29,649
34,489

-----------------------------------------------------------------------
----------------------

Distributions:

    In Excess of Net Investment Income............                  --
(1,122)

    Net Realized Gain.............................              (5,821)
(4,148)

    In Excess of Net Realized Gain................                (141)
--

-----------------------------------------------------------------------
----------------------

    Total Distributions...........................              (5,962)
(5,270)

-----------------------------------------------------------------------
----------------------

Capital Share Transactions:

    Subscription of Shares (2,355 and 4,128

     shares, respectively)........................                 196
445

    Reinvestment of Distributions (113,719 and

     50,471 shares, respectively).................               5,991
5,220

    Repurchase of Shares (335,992 and 53,929

     shares, respectively)........................             (24,354)
(5,827)

-----------------------------------------------------------------------
----------------------

    Net Decrease in Net Assets Resulting From

     Capital Share Transactions...................             (18,167)
(162)

-----------------------------------------------------------------------
----------------------

    Total Increase................................               5,520
29,057

Net Assets:

    Beginning of Year.............................              46,687
52,207

-----------------------------------------------------------------------
----------------------

    End of Year (including accumulated net

     investment loss of

     U.S. $15 and U.S. $36, respectively).........         U.S.$52,207
U.S.$81,264

-----------------------------------------------------------------------
----------------------

-----------------------------------------------------------------------
----------------------




    The accompanying notes are an integral part of the financial statements.



FINANCIAL HIGHLIGHTS

                                            PERIOD FROM

                                         JUNE 4, 1991* TO
YEAR ENDED DECEMBER 31,

                                           DECEMBER 31,     -----------
---------------------------------------------

SELECTED PER SHARE DATA AND RATIOS:            1991               1992
1993                1994


-----------------------------------------------------------------------
---------------------------------------------

NET ASSET VALUE, BEGINNING OF PERIOD.... U.S.$   50.00      U.S.$63.31
U.S.$   55.28       U.S.$   83.58

-----------------------------------------------------------------------
---------------------------------------------

Offering Costs..........................         (0.21)             --
--                  --

-----------------------------------------------------------------------
---------------------------------------------

Net Investment Income (Loss)............          0.84           (0.09)
1.42               (0.71)

Net Realized and Unrealized Gain (Loss)

 on Investments.........................         12.68           (7.94)
33.94               54.72

-----------------------------------------------------------------------
---------------------------------------------

    Total from Investment Operations....         13.52           (8.03)
35.36               54.01

-----------------------------------------------------------------------
---------------------------------------------

Distributions:

    In Excess of Net Investment

     Income.............................            --              --
--              (1.80)

    Net Realized Gain...................            --              --
(6.89)              (6.65)

    In Excess of Net Realized Gain......            --              --
(0.17)                  --

-----------------------------------------------------------------------
---------------------------------------------

    Total Distributions.................            --              --
(7.06)              (8.45)

-----------------------------------------------------------------------
---------------------------------------------

Increase in Net Asset Value due to

 Shares Issued on Reinvestment of

 Distributions..........................            --              --
--                0.83

-----------------------------------------------------------------------
---------------------------------------------

NET ASSET VALUE, END OF PERIOD.......... U.S.$   63.31      U.S.$55.28
U.S.$   83.58       U.S.$  129.97

-----------------------------------------------------------------------
---------------------------------------------

-----------------------------------------------------------------------
---------------------------------------------

TOTAL INVESTMENT RETURN:

    Net Asset Value (1).................         26.62%        (12.68)%
72.52%              68.32%

-----------------------------------------------------------------------
---------------------------------------------

-----------------------------------------------------------------------
---------------------------------------------

RATIOS, SUPPLEMENTAL DATA:

-----------------------------------------------------------------------
---------------------------------------------

NET ASSETS, END OF PERIOD (THOUSANDS)...   U.S.$51,159      U.S.$46,687
U.S.$52,207         U.S.$81,264

-----------------------------------------------------------------------
---------------------------------------------

-----------------------------------------------------------------------
---------------------------------------------

Ratio of Expenses to Average Net

 Assets.................................          2.00%**(2)       2.27
%(2           2.22%               1.82%

Ratio of Net Investment Income (Loss) to

 Average Net Assets.....................          3.49%**
(0.07)%              1.57%              (0.61)%

Portfolio Turnover Rate.................             1%             36%
40%                 52%

-----------------------------------------------------------------------
---------------------------------------------




  *Commencement of operations

 **Annualized

(1)Total investment return based on per share net asset value reflects the effects of changes in net asset value on the performance of the Fund during

   each   period,  and  assumes  dividends   and  distributions,  if
any,  were

   reinvested. The Fund's shares are issued in a private placement and are not traded, therefore market value total investment return is not calculated.

(2)Reflects a voluntary expense limitation in effect during the period. As a result of such limitation, expenses of the Fund for the periods ended

   December 31, 1991 and 1992 reflect a benefit of $.10 and $.14, respectively.



    The accompanying notes are an integral part of the financial statements.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 1994



----------



    The Brazilian Investment Fund, Inc. (the "Fund") was incorporated on

November 7, 1990, and is registered as a non-diversified, closed-end management investment company under the Investment Company Act of 1940, as amended. The

Fund's common stock is not registered under the Securities Act of 1933.
The Fund

makes its investments in Brazil through an investment fund established in compliance with Brazilian law. The accompanying financial statements are prepared on a consolidated basis and present the financial position and results of operations of the investment fund and the Fund.



A. The following significant accounting policies are in conformity with generally accepted accounting principles for investment companies. Such policies are consistently followed by the Fund in the preparation of its financial statements.



1. SECURITY VALUATION: In valuing the Fund's assets, all listed securities,

including purchased options, for which market quotations are readily available are valued at the last sales price on the valuation date, or if there was no sale on such date, at the mean between the current bid and asked prices.

Securities which are traded over-the-counter are valued at the average of the mean of current bid and asked prices obtained from reputable brokers. All non-equity securities as to which market quotations are readily available are valued at their market values. Short-term securities which mature in 60 days or less are valued at amortized cost. Other securities and assets for which market values are not readily available (including investments which are subject to limitations as to their sale or for which a ready market for the securities in the quantities owned by the Fund does not exist) are valued at fair value as determined in good faith by the Board of Directors (the "Board"), although the actual calculations may be done by others.



2. TAXES: It is the Fund's intention to continue to qualify as a regulated investment  company and  distribute all of  its taxable  income.
Accordingly, no

provision for U.S. Federal income taxes is required in the financial statements.



    Through December 31, 1993, the Fund was subject to a Brazilian repatriation tax with respect to remittances outside of Brazil of its dividend and interest income net  of applicable expenses. Effective
January

1, 1994, this tax on dividend and interest income is being withheld at the source.



    Effective January 1,  1994, the Brazilian  Government announced a
0.25%

tax on banking transaction debits (withdrawals). The tax was subsequently repealed on January 1, 1995. This tax is included in Brazilian Taxes on the

Statement of Operations.



    Capital   surplus,  accumulated  net  investment  loss  and
accumulated

realized gain have been adjusted for permanent book-tax differences.



3. REPURCHASE AGREEMENTS: In connection with transactions in repurchase agreements, a bank as custodian for the Fund takes possession of the underlying securities, the value of which equals or exceeds the principal amount of the repurchase transaction, including accrued interest. To the extent that any repurchase transaction exceeds one business day, the value of the collateral is marked-to-market on a daily basis to determine the adequacy of the collateral.

In the event of default on the obligation to repurchase, the Fund has the right to liquidate the collateral and apply the proceeds in satisfaction of the obligation. To the extent that proceeds from the sale of the underlying securities are less than the repurchase price under the agreement, the Fund may incur a loss. In the event of default or bankruptcy by the other party to the agreement, realization and/or retention of the collateral or proceeds may be subject to legal proceedings.



4. FOREIGN CURRENCY TRANSLATION: The books and records of the Fund are maintained in U.S. dollars. Amounts denominated in Brazilian currency are translated into U.S. dollars at the mean of the bid and asked prices of such currency against U.S. dollars last quoted by a major bank as follows:

      - investments, other assets and liabilities at the prevailing rates of exchange on the valuation date;

      - investment transactions and investment income at the prevailing rates of exchange on the dates of such transactions.



Although the net assets of the Fund are presented at the foreign exchange rate and market values at the close of the period, the Fund does not isolate that portion of the results of operations arising as a result of changes in the foreign exchange rates from the fluctuations arising from changes in the market prices of the securities held at period end. Similarly, the Fund does not isolate the effect of changes in foreign exchange rates from the fluctuations arising from changes in the market prices of securities sold during the period. Accordingly, realized and unrealized foreign currency gains (losses) are included in the reported net realized and unrealized gains (losses) on investment transactions and balances.



    Net realized gains (losses) on foreign currency transactions represent net foreign exchange  gains

(losses)  from sales and  maturities of  forward currency  contracts,

disposition of  foreign currency and  currency gains or losses realized between the trade and settlement dates on securities transactions.

Foreign currency gains (losses) also occur due to the difference between the amount of investment income and foreign withholding taxes recorded on the

Fund's books and the U.S. dollar equivalent amounts actually received or paid. Net unrealized currency gains (losses) from valuing foreign currency denominated assets and  liabilities at  period end  exchange rates  are reflected  as  a component of unrealized appreciation (depreciation).



5. FORWARD FOREIGN CURRENCY CONTRACTS: The Fund may enter into forward foreign currency contracts to protect securities and related receivables and payables against changes in future foreign exchange rates. A forward currency contract is an agreement between two parties to buy or sell currency at a set price on a future date. The market value of the contract will fluctuate with changes in currency exchange rates. The contract is marked-to-market daily and the change in market value is  recorded by the  Fund as unrealized gain  or loss.
The  Fund

records realized gains or losses when the contract is closed equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed. Risk may arise upon entering into these contracts from the potential inability of counterparties to meet the terms of their contracts and is generally limited to the amount of unrealized gain on the contracts, if any, at the date of default. Risks may also arise from unanticipated movements in the value of a foreign currency relative to the U.S.

dollar.



6. PURCHASED OPTIONS: The Fund may purchase options. In purchasing a call (put)

option, the Fund will seek to benefit from an increase (decline) in the market price of the underlying index or security. Risks may arise in the event of default by the counterparty or unanticipated movements in the market price of the underlying index or security, however, the maximum exposure to loss for any purchased option is limited to the premium initially paid for the option.

Realized gains or losses on purchased options are included with net gain (loss)

on securities sold in the financial statements.



7. OTHER: Security transactions are accounted for on the date the securities are purchased or sold. Realized gains and losses on the sale of investment securities are determined on the specific identified cost basis.
Interest income

is recognized on the accrual basis. Dividend income and distributions to shareholders are recorded on the ex-date. Income distributions and capital gain distributions are determined in accordance with U.S. Federal income tax regulations which may differ from generally accepted accounting principles.

These differences are primarily due to differing treatments for foreign currency transactions and deferral of post-October losses.



B. Morgan Stanley Asset Management Inc. (the "U.S. Adviser") provides investment advisory services to the Fund under the terms of an Investment

Advisory  Agreement (the "Agreement"). Under the  Agreement, the U.S.
Adviser is

paid a fee computed weekly and payable monthly at an annual rate of .90% of the

Fund's first $50 million of average weekly net assets, .70% of the Fund's next

$50 million of average weekly net assets and .50% of the Fund's average weekly net assets in excess of $100 million.



C.   For the period  January 1, 1994 to June  14, 1994, Unibanco
Consulatoria de

Investmentos S/C Ltda. (the "Brazilian Adviser") provided investment advice,

research and assistance on behalf of the Fund to Morgan Stanley Asset
Management

Inc.  under terms of a  contract. Under the contract,  the Brazilian
Adviser was

paid a fee computed weekly and paid monthly at an annual rate of .15% of the

Fund's first $50 million of average weekly net assets, .125% of the Fund's next

$50 million of average weekly net assets and .10% of the Fund's average weekly net assets in excess of $100 million. On June 14, 1994, the contract expired and was  not renewed.  The Brazilian  Adviser is  a subsidiary  of Unibanco-
Uniao de

Bancos Brasileiros S.A., a Brazilian bank and the Fund's Brazilian
Administrator

and Custodian.



    During the  period from  January 1,  1994 to  June 6,  1994, the
Fund  made

purchases and sales of $8,746,000 and $8,929,000, respectively, of UBB
Financial

Fund,  which  is sponsored  by Unibanco-Uniao  de  Bancos Brasileiros
S.A. (the

"Brazilian Administrator and Custodian"), an affiliate of the Brazilian
Adviser.

During the same period,  the Fund earned income  of $487,000 from UBB
Financial

Fund which was offset by foreign currency losses of $571,000. The net loss of

$84,000 is included in net realized loss on foreign currency transactions.



D. The United States Trust Company of New York ("U.S. Trust"), through its wholly owned subsidiary Mutual Funds Service Company, provides administrative and shareholder services to  the Fund under  an Administration
Agreement.  Under

the Administration Agreement, U.S. Trust is paid a fee computed weekly and payable monthly at an annual rate of .08% of the Fund's average weekly net assets, plus $75,000 per annum. Effective May 15, 1994,

U.S. Trust replaced Morgan Guaranty Trust Company of New York as custodian for the Fund's assets held in the United States.



E. The Brazilian Administrator and Custodian provides Brazilian administrative and  custodian services to the  Fund under the terms  of an agreement.
Under the

agreement, the Brazilian Administrator and Custodian is paid a fee computed weekly and paid monthly at an annual rate of .15% of the Fund's first $50 million of average weekly net assets, .125% of the Fund's next $50 million of average weekly net assets and .10% of the Fund's average weekly net assets in excess of $100 million.



   During the period from January 1, 1994 to June 14, 1994, the Fund incurred

$5,000 in brokerage commission fees to Unibanco Corretora de Valores
Mobiliarios

S.A., a subsidiary of the Brazilian Administrator and Custodian.



F. During the year ended December 31, 1994, the Fund made purchases and sales totaling $37,250,000 and $43,938,000, respectively, of investment securities other  than U.S. Government  securities and short  term investments. At
December

31, 1994, the U.S. Federal income tax cost basis of securities was the same as

that   for  financial   reporting  purposes  and   accordingly,  net
unrealized

appreciation for U.S. Federal income tax purposes was $32,408,000, of which

$33,332,000   related  to   appreciated  securities  and   $924,000
related  to

depreciated securities. For the year ended December 31, 1994, the Fund expects to defer, to January 1, 1995 for U.S. Federal income tax purposes, post-October currency losses of $36,000.



G.    In  connection  with  its  organization  the  Fund  incurred
$445,000  of

organization costs which are being amortized on a straight-line basis over a five year period beginning June 4, 1991, the date the Fund commenced operations.



H. At December 31, 1994, 98.7% of the Fund's net assets consist of securities denominated in Brazilian currency. Changes in currency exchange rates will affect the  value  of and  investment  income from  such  securities.
Brazilian

securities are subject to greater price volatility, limited capitalization and liquidity, and higher rates of inflation than securities of companies based in the United States.



I.   The  Fund's Articles of  Incorporation provide that,  commencing
January 6,

1992 and on each calendar quarter thereafter, the Fund will make a tender offer to repurchase its outstanding shares of Common Stock at a price equal to the net asset value per share at the time of repurchase.



    During the year ended December 31, 1994, the Fund repurchased the following shares:





                           U.S.

   DATE       SHARES      (000)

----------   --------   ----------


    2/4/94     45,452       $5,017

   4/30/94      7,501       $  678

    8/1/94        242       $   26

   11/7/94        734       $  106




    On  February  13,  1995  the   Fund  repurchased  312,637  shares
totaling

$24,964,000.



J. Shareholders of the Fund may purchase shares of common stock from the Fund at a price equal to the net asset value at the beginning of the month.
Purchases

are not allowed during each month the Fund makes a tender offer to repurchase its outstanding shares. During the year ended December 31, 1994, the Fund issued

4,128 shares totaling $445,000.



K. During December 1994, the Board declared a distribution of $34.88 per share,

derived from net realized gains, payable on January 10, 1995, to shareholders of record on December 30, 1994.



-----------------------------------------------------------------------
---------



FEDERAL TAX INFORMATION: (UNAUDITED)



For the year ended December 31, 1994, the Fund designates $15,921,000 as long-term capital gain.

REPORT OF INDEPENDENT ACCOUNTANTS



---------

To the Shareholders and Board of Directors of

The Brazilian Investment Fund, Inc.



In our opinion, the accompanying statement of net assets and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of

The Brazilian  Investment Fund,  Inc. (the  "Fund") at  December 31,
1994,  the

results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the three years in the period then ended and for the period
June  4,

1991 (commencement of operations) through December 31, 1991, in conformity with generally  accepted  accounting  principles.  These  financial
statements   and

financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting

the   amounts  and  disclosures  in  the  financial  statements, assessing  the

accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 1994 by

correspondence   with  the  custodians  and   brokers  and  the
application  of

alternative auditing procedures where confirmations from brokers were not received, provide a reasonable basis for the opinion expressed above.



PRICE WATERHOUSE LLP



1177 Avenue of the Americas

New York, New York 10036



February 17, 1995

FINANCIAL STATEMENTS

---------



STATEMENT OF NET ASSETS

---------



DECEMBER 31, 1993





                                                    VALUE

                                      SHARES        (000)




---------------------------------------------------------

------------





BRAZILIAN INVESTMENT FUND (99.3%) -- NOTE H




--------------------------------------------------

----------





BRAZILIAN PREFERRED STOCKS (98.4%)

  (Unless otherwise noted)




-----------------------------------------------------------------

-------------





APPLIANCES & HOUSEHOLD DURABLES (7.5%)

  Brasmotor                        4,971,800  U.S. $ 1,007

  Consul                           1,274,500        1,013

  Continental 2001 (Common)        7,500,000          106

  Refripar                      2,157,800,000       1,816

                                              -----------

                                                    3,942

                                              -----------




-----------------------------------------------------------------

-------------





BANKING (12.0%)

  Banco Bradesco                  78,193,256        2,217

  Banco Nacional                  39,521,000        2,402

  Itaubanco                        8,545,000        1,624

                                              -----------

                                                    6,243

                                              -----------




-----------------------------------------------------------------

-------------





BEVERAGES & TOBACCO (1.7%)

  Brahma                           4,019,100          864

                                              -----------




-----------------------------------------------------------------

-------------





ENERGY SOURCES (13.4%)

  +Petrobras                      63,608,000        6,838

  Petrobras Distribuidora          4,690,000          184

                                              -----------

                                                    7,022

                                              -----------




-----------------------------------------------------------------

-------------





MERCHANDISING (1.1%)

  *Lojas Americanas (Bonus

   Rights)                           183,270           14

  Mesbla                           1,574,000          564

                                              -----------

                                                      578

                                              -----------




-----------------------------------------------------------------

-------------





METALS -- NON-FERROUS (3.9%)

  Vale Do Rio Doce                23,863,800        2,045

                                              -----------




-----------------------------------------------------------------

-------------





METALS -- STEEL (5.4%)

  Compania Siderurgica

   Nacional (Common)              11,500,000          294

  Usiminas                      3,584,123,300       2,546

                                              -----------

                                                    2,840

                                              -----------




-----------------------------------------------------------------

-------------





TELECOMMUNICATIONS (30.0%)

  Telebras                       381,500,000       13,006

  Telesp                           7,644,265        2,644

                                              -----------

                                                   15,650

                                              -----------




-----------------------------------------------------------------

-------------





UTILITIES -- ELECTRIC & GAS (23.4%)

  Cemig                         1,142,000,000       2,046

  Cia Paulista De Forca E Luz

   (Common)                       34,420,000        1,716

  +Eletrobras                     54,805,000        8,171

  Light (Common)                     975,000          267

                                              -----------

                                                   12,200

                                              -----------




-----------------------------------------------------------------

-------------





TOTAL BRAZILIAN PREFERRED STOCKS

  (Cost U.S. $29,819)                              51,384

                                              -----------




-----------------------------------------------------------------

-------------





                                        FACE

                                      AMOUNT        VALUE

                                       (000)        (000)



---------------------------------------------------------

------------





BRAZILIAN CONVERTIBLE DEBENTURE (0.1%)




-----------------------------------------------------------------

-------------





MERCHANDISING

  Mesbla Zero Coupon, 1/1/01

   (Cost U.S. $72)              BCR  690,000  U.S. $   46

                                              -----------




-----------------------------------------------------------------

-------------





SHORT TERM INVESTMENT (0.8%)   SHARES

  ++UBB Financial Fund

   (Cost U.S. $434)                    3,527          434

                                              -----------




-----------------------------------------------------------------

-------------





TOTAL BRAZILIAN INVESTMENT FUND

    (Cost U.S. $30,325)                                   51,864

                                                    ------------




-----------------------------------------------------------------

-------------





REPURCHASE AGREEMENT (0.3%)

  J.P. Morgan Securities,

   Inc., 2.60%, dated

   12/31/93, due 1/3/94, to be

   repurchased at U.S. $148

   collateralized by $133 U.S.          FACE

   Treasury Notes, 7.875%, due        AMOUNT

   11/15/99, valued at $151            (000)

   (Cost U.S. $148)             U.S. $    148         148

                                              -----------




-----------------------------------------------------------------

-------------





TOTAL INVESTMENTS (99.6%)

   (Cost U.S. $30,473)                             52,012

                                              -----------




-----------------------------------------------------------------

-------------





OTHER ASSETS (0.7%)

  Receivable from U.S.

   Investment Adviser           U.S. $     60

  Receivable from U.S.

   Administrator                          60

  Dividends Receivable                     5

  Deferred Organization

   Expense                               216

  Other Assets                            10          351

                                ------------  -----------




-----------------------------------------------------------------

-------------





LIABILITIES (-0.3%)

  Payable For:

    Professional Fees                    (50)

    U.S. Investment Advisory

     Fees                                (39)

    Shareholder Reporting

     Expenses                            (20)

    Brazilian Registration

     Fees                                (12)

    U.S. Administrative Fees             (11)

    Directors' Fees and

     Expenses                             (9)

    Brazilian Investment

     Advisory Fees                        (7)

    Brazilian Administrative

     and Custodian Fees                   (7)

    U.S. Custodian Fees                   (1)        (156)

                                ------------  -----------




-----------------------------------------------------------------

-------------





NET ASSETS (100%)

  Applicable to 624,604 issued and

   outstanding U.S. $.01 par value shares

   (50,000,000 shares authorized)             U.S.$ 52,207




                                                                   ----
---------

-----------------------------------------------------------------

-------------





NET ASSET VALUE PER SHARE                     U.S.$ 83.58




                                                                   ----
---------

-----------------------------------------------------------------

-------------





   The accompanying notes are an integral part of these financial statements.



                                       3






                                                       AMOUNT

                                                       (000)




-----------------------------------------------------------------------
---------

------------





AT DECEMBER 31, 1993, NET ASSETS CONSISTED OF:




-----------------------------------------------------------------------
---------



Common
Stock..................................................................
 ..............................................

Capital Surplus -- Note A-
6......................................................................
 ...........................

Accumulated Net Investment Loss -- Note A-
6......................................................................
 ...........

Accumulated Net Realized Gain -- Note A-
6......................................................................
 .............

Unrealized Appreciation on Investments and Foreign
Currency...............................................................
 ..




Common
Stock..................................................................
 ..............................      U.S.$    6




Capital Surplus -- Note A-
6......................................................................
 ...........          26,243



Accumulated Net Investment Loss -- Note A-
6.................................................................
(15)



Accumulated Net Realized Gain -- Note A-
6...................................................................
4,465



Unrealized Appreciation on Investments and Foreign
Currency.................................................
21,508






-----------------------------------------------------------------------
---------



TOTAL NET ASSETS
U.S.$52,207

-----------------------------------------------------------------------
-----------------------------------------------------

-----------------------------------------------------------------------
-----------------------------------------------------

 * Non-income producing

 + Security valued at fair value -- see Note A-1 to financial statements

++ Sponsored by an affiliate of the Fund



 December 31, 1993 exchange rate -- Brazilian Cruzeiro Real (BCR)
320.91=U.S. $1.00




-----------------------------------------------------------------------
-------------------------------------

-----------------------------------------------------------------------
-------------------------------------

 * Non-income producing

 + Security valued at fair value -- see Note A-1 to financial statements

++ Sponsored by an affiliate of the Fund

 December 31, 1993 exchange rate -- Brazilian Cruzeiro Real (BCR)
320.91=U.S. $1.00







YEAR ENDED


DECEMBER 31,


1993

STATEMENT OF OPERATIONS
(000)


-----------------------------------------------------------------------
------------------------------------------------------

INVESTMENT INCOME

    Dividends (net of related realized foreign currency loss of
$410)....................................    U.S.$  2,046


Interest...............................................................
 ..............................               6

-----------------------------------------------------------------------
------------------------------------------------------

      Total
Income.................................................................
 ......................           2,052

-----------------------------------------------------------------------
------------------------------------------------------

EXPENSES

    U.S. Investment Advisory Fees -- Note
B..............................................................
481

    Professional
Fees...................................................................
 .................             135

    U.S. Administrative Fees -- Note
D...................................................................
132

    Amortization of Organization Costs -- Note
G.........................................................
89

    Brazilian Administrative and Custodian Fees -- Note
E................................................              79

    Brazilian Investment Advisory Fees -- Note
C.........................................................
79

    Directors' Fees and
Expenses...............................................................
 ..........              60

    Brazilian Registration
Fees...................................................................
 .......              37

    Shareholder Reporting
Expenses...............................................................
 ........              37

    Brazilian Repatriation Tax
Expense................................................................
 ...              14

    U.S. Custodian
Fees...................................................................
 ...............               2

    Other
Expenses...............................................................
 ........................              56

-----------------------------------------------------------------------
------------------------------------------------------

      Total
Expenses...............................................................
 ......................           1,201

-----------------------------------------------------------------------
------------------------------------------------------

        Net Investment
Income.................................................................
 ...........             851

-----------------------------------------------------------------------
------------------------------------------------------

NET REALIZED GAIN (LOSS)

    Investment Securities
Sold...................................................................
 ........          11,173

    Foreign Currency
Transactions...........................................................
 .............            (824)

-----------------------------------------------------------------------
------------------------------------------------------

      Total Net Realized
Gain...................................................................
 .........          10,349

-----------------------------------------------------------------------
------------------------------------------------------

UNREALIZED APPRECIATION ON INVESTMENTS AND FOREIGN CURRENCY

    Beginning of
Year...................................................................
 .................           3,059

    End of
Year...................................................................
 .......................          21,508

-----------------------------------------------------------------------
------------------------------------------------------

      Change in Unrealized
Appreciation...........................................................
 .......          18,449

-----------------------------------------------------------------------
------------------------------------------------------

Total Net Realized Gain and Change in Unrealized
Appreciation............................................
28,798

-----------------------------------------------------------------------
------------------------------------------------------

   NET INCREASE IN NET ASSETS RESULTING FROM
OPERATIONS..................................................
U.S.$29,649

-----------------------------------------------------------------------
------------------------------------------------------

-----------------------------------------------------------------------
------------------------------------------------------




   The accompanying notes are an integral part of these financial statements.




YEAR ENDED        YEAR ENDED


DECEMBER 31,      DECEMBER 31,


1992              1993


STATEMENT OF CHANGES IN NET ASSETS
(000)             (000)




-----------------------------------------------------------------------
---------





INCREASE (DECREASE) IN NET ASSETS

Operations:

    Net Investment Income
(Loss).....................................................    U.S.$
(47)        U.S.$    851

    Net Realized Gain
(Loss).........................................................
(513)              10,349

    Change in Unrealized Appreciation
(Depreciation).................................         (5,468)
18,449




-----------------------------------------------------------------------
---------



[CAPTION]



    Net Increase (Decrease) in Net Assets Resulting from
Operations..............................           (6,028)



    Net Increase (Decrease) in Net Assets Resulting from
Operations..............................           29,649





-----------------------------------------------------------------------
---------



Distributions:

    Net Realized
Gain...................................................................
 .........               --

    In Excess of Net Realized
Gain...............................................................
--




Distributions:


    Net Realized
Gain...................................................................
 .........           (5,821)



    In Excess of Net Realized
Gain...............................................................
(141)






-----------------------------------------------------------------------
---------



[CAPTION]



    Total
Distributions..........................................................
 ................               --



    Total
Distributions..........................................................
 ................           (5,962)





-----------------------------------------------------------------------
---------



Capital Share Transactions:

    Subscription of Shares (160,245 and 2,355 shares, respectively) --
Note K....................           10,850

    Reinvestment of Distributions (113,719
shares)...............................................               --

    Repurchase of Shares (123,787 and 335,992 shares, respectively) --
Note J....................           (9,294)




Capital Share Transactions:


    Subscription of Shares (160,245 and 2,355 shares, respectively) --
Note K....................              196



    Reinvestment of Distributions (113,719
shares)...............................................            5,991



    Repurchase of Shares (123,787 and 335,992 shares, respectively) --
Note J....................          (24,354)






-----------------------------------------------------------------------
---------



[CAPTION]



    Net Increase (Decrease) in Net Assets Resulting From Capital Share
Transactions..............            1,556



    Net Increase (Decrease) in Net Assets Resulting From Capital Share
Transactions..............          (18,167)





-----------------------------------------------------------------------
---------



    Total Increase
(Decrease).............................................................
 .......           (4,472)

Net Assets:

    Beginning of
Year...................................................................
 .........           51,159




    Total Increase
(Decrease).............................................................
 .......            5,520




Net Assets:

    Beginning of
Year...................................................................
 .........           46,687






-----------------------------------------------------------------------
---------



    End of Year (including accumulated undistributed net investment income (loss) of U.S. $633 and U.S. $(15),
respectively.).........................................................
 .....    U.S.$  46,687

-----------------------------------------------------------------------
------------------------------------------------

-----------------------------------------------------------------------
------------------------------------------------




    End of Year (including accumulated undistributed net investment income (loss) of U.S. $633

-----------------------------------------------------------------------
--------------------------

-----------------------------------------------------------------------
--------------------------




     and U.S. $(15),
respectively.).........................................................
 .....    U.S.$  52,207






FINANCIAL HIGHLIGHTS



PERIOD FROM


JUNE 4, 1991*   YEAR ENDED DECEMBER


TO                 31,


DECEMBER 31,   ----------------------

SELECTED PER SHARE DATA AND RATIOS:
1991          1992        1993

-----------------------------------------------------------------------
---------------------------------------

NET ASSET VALUE, BEGINNING OF PERIOD...................................
U.S.$50.00     U.S.$63.31  U.S.$55.28

-----------------------------------------------------------------------
---------------------------------------

Offering Costs.........................................................
(0.21   )        --          --

-----------------------------------------------------------------------
---------------------------------------

Net Investment Income (Loss)...........................................
0.84         (0.09 )      1.42

Net Realized and Unrealized Gain (Loss) on Investments.................
12.68         (7.94 )     33.94

-----------------------------------------------------------------------
---------------------------------------

    Total from Investment Operations...................................
13.52         (8.03 )     35.36

-----------------------------------------------------------------------
---------------------------------------

Distributions:

    Net Realized Gain..................................................
--            --       (6.89 )

    In Excess of Net Realized Gain.....................................
--            --        (.17 )




-----------------------------------------------------------------------
---------



    Total
Distributions..........................................................
 ..........              --               --

-----------------------------------------------------------------------
------------------------------------------------------

NET ASSET VALUE, END OF
PERIOD.............................................................
U.S.$    63.31     U.S.$  55.28

-----------------------------------------------------------------------
------------------------------------------------------

-----------------------------------------------------------------------
------------------------------------------------------

TOTAL INVESTMENT RETURN:

    Net Asset Value
(1)....................................................................
26.6   %       (12.7)%

-----------------------------------------------------------------------
------------------------------------------------------

-----------------------------------------------------------------------
------------------------------------------------------

RATIOS, SUPPLEMENTAL DATA:

-----------------------------------------------------------------------
------------------------------------------------------

NET ASSETS, END OF PERIOD
(THOUSANDS)......................................................
U.S.$51,159      U.S.$46,687

-----------------------------------------------------------------------
------------------------------------------------------

-----------------------------------------------------------------------
------------------------------------------------------

Ratio of Expenses to Average Net
Assets....................................................
2.00      (2)

2.27%(2)

Ratio of Net Investment Income (Loss) to Average Net
Assets................................            3.49   %**
(0.07)%

Portfolio Turnover
Rate...................................................................
 .               1   %           36%

-----------------------------------------------------------------------
------------------------------------------------------




    Total
Distributions..........................................................
 ..........         (7.06 )


-----------------------------------------------------------------------
--------------------

NET ASSET VALUE, END OF
PERIOD.............................................................
U.S.$  83.58

-----------------------------------------------------------------------
--------------------

-----------------------------------------------------------------------
--------------------

TOTAL INVESTMENT RETURN:

    Net Asset Value
(1)....................................................................
72.5 %

-----------------------------------------------------------------------
--------------------

-----------------------------------------------------------------------
--------------------

RATIOS, SUPPLEMENTAL DATA:

-----------------------------------------------------------------------
--------------------

NET ASSETS, END OF PERIOD
(THOUSANDS)......................................................
U.S.$52,207

-----------------------------------------------------------------------
--------------------

-----------------------------------------------------------------------
--------------------

Ratio of Expenses to Average Net
Assets....................................................
2.22 %

Ratio of Net Investment Income (Loss) to Average Net
Assets................................          1.57 %

Portfolio Turnover
Rate...................................................................
 .            40 %

-----------------------------------------------------------------------
--------------------




  *Commencement of Operations

 **Annualized

(1)Total investment return based on per share net asset value reflects the effects of changes in net asset value on the performance of the Fund during

   each   period,  and  assumes  dividends   and  distributions,  if
any,  were

   reinvested. The Fund's shares are issued in a private placement and are not traded, therefore market value total investment return is not calculated.

(2)Reflects a voluntary expense limitation in effect during the period. As a result of such limitation, expenses of the Fund for the periods ended

   December 31, 1991 and 1992 reflect a benefit of $.10 and $.14, respectively.



   The accompanying notes are an integral part of these financial statements.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 1993



----------



    The Brazilian Investment Fund, Inc. (the "Fund") was incorporated on

November 7, 1990, and is registered as a non-diversified, closed-end management investment  company under the Investment Company  Act of 1940. The
Fund's common

stock is not registered under the Securities Act of 1933. The Fund makes its investments in Brazil through an investment fund established in compliance with

Brazilian  law.  The  accompanying  financial  statements  are
prepared  on   a

consolidated basis and present the financial position and results of operations of the investment fund and the Fund.



A. The following significant accounting policies are in conformity with generally accepted accounting principles for investment companies. Such policies are consistently followed by the Fund in the preparation of its financial statements.



1.  SECURITY   VALUATION:        In    valuing   the    Fund's
assets,    all

    listed securities for which market quotations are readily available are valued at the last sales price on the valuation date, or if there was no sale on such date, at the mean between the current bid and asked prices.

    Securities which are traded over-the-counter are valued by averaging the mean between the current bid and asked prices obtained from reputable brokers. All non-equity securities as to which market quotations are readily available are valued at their market values. Short-term securities which mature in 60 days or less are valued at amortized cost. Other securities and assets  for  which  market  values  are  not  readily  available
(including

    investments which are subject to limitations as to their sale or for which a ready market for the securities in the quantities owned by the Fund does not exist) are valued at fair value as determined in good faith by the Board of

    Directors, although the actual calculations may be done by others.

        At   December  31,  1993,  the  Fund's  total  investments
include  two

    securities, Eletrobras  and  Petrobras,  totaling $15,009,000  (29%
of  net

    assets) which are stated at fair value as determined by the Valuation

    Committee of the Board of Directors. The value for each security reflects a discount from the prevailing market quotation resulting from the size of the

    Fund's holding relative to the daily trading volume of the security.



2.  TAXES:       It   is   the   Fund's    policy   to   continue   to
qualify

    as a regulated investment company and distribute all of its taxable income.

    Accordingly, there is no provision for U.S. Federal income taxes in the financial statements.

        Through December 31, 1993, the Fund was subject to a Brazilian repatriation tax with respect to remittances outside of Brazil of its dividend and interest income net  of applicable expenses. Effective
January

    1, 1994, this tax on dividend and interest income will instead be withheld at the source.

        Effective January 1,  1994, the Brazilian  Government announced a  0.25%

    tax on banking transaction debits (withdrawals). The tax will be treated as an expense for financial reporting purposes.



3.  REPURCHASE AGREEMENTS:  In connection with

transactions in repurchase agreements, a bank as custodian for the Fund takes possession of the underlying securities, the value of which equals or exceeds the principal amount of the repurchase transaction, including accrued interest. To the extent that any repurchase transaction exceeds one business day, the value of the collateral is marked-to-market on a daily basis to determine the adequacy of the collateral. In the event of default on the obligation to repurchase, the Fund has the right to liquidate the collateral and apply the proceeds in satisfaction of the obligation. To the extent that proceeds from the sale of the underlying securities are less than the repurchase price under the agreement, the Fund may incur a loss. In the event of default or bankruptcy by the other party to the agreement,

    realization and/or retention of the collateral or proceeds may be subject to legal proceedings.



4.  FOREIGN CURRENCY TRANSLATION:  The books and

    records of  the  Fund  are  maintained in  United  States  dollars.
Amounts

    denominated  in Brazilian cruzeiro real are  translated into U.S.
dollars at

    the bid price of such currency against U.S. dollars last quoted by a major bank as follows:

      - investments, other assets and liabilities at the prevailing rates of exchange on the valuation date;

      - investment transactions and investment income at the prevailing rates of exchange on the dates of such transactions.



    Although the net assets of the Fund are presented at the foreign exchange rate and market values at the close of the period, the Fund does not isolate that portion of the results of operations arising as a result of changes in the foreign exchange rates from the fluctuations arising from changes in the market prices of the securities held at period end. Similarly, the Fund does not isolate the effect of changes in foreign exchange rates from the fluctuations arising from changes in the market prices of securities sold during the period. Accordingly, realized and unrealized foreign currency gains (losses) are included in the reported net realized and unrealized gains (losses) on investment transactions and balances.



        Net realized gains (losses) on foreign currency transactions represent net foreign exchange gains (losses) from sales and maturities of forward currency
    contracts, disposition of foreign currency and currency gains or losses realized between the trade and settlement dates on securities transactions.

    Foreign currency gains (losses) also occur due to the difference between the amount of investment income and foreign withholding taxes recorded on the

    Fund's books and the U.S. dollar equivalent amounts actually received or paid. Because interest rates of Brazilian cruzeiro real denominated interest bearing securities reflect the rate of inflation, interest income is netted against foreign currency losses. Similarly, foreign currency losses on dividends are included in dividend income on the Fund's statement of operations. Net unrealized currency gains (losses) from valuing foreign currency denominated assets and liabilities at period end exchange rates are reflected as a component of unrealized appreciation (depreciation).



5.  FORWARD FOREIGN CURRENCY CONTRACTS:  The Fund

    may enter into forward foreign currency contracts to protect securities and related receivables and payables against changes in future foreign exchange rates. A forward currency contract is an agreement between two parties to buy or sell currency at a set price on a future date. The market value of the contract will fluctuate with changes in currency exchange rates. The contract is marked-to-market daily and the change in market value is recorded by the Fund as unrealized gain or loss. The Fund records realized gains or losses when the contract is closed equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed. Risks may arise upon entering into these contracts from the potential inability of counterparties to meet the terms of their contracts and from unanticipated movements in the value of a foreign currency relative to the U.S. dollar.



6.  STATEMENT    OF    POSITION    93-2:        During    the
current   year,

    the Fund adopted Statement of Position 93-2, DETERMINATION,
DISCLOSURE,  AND

    FINANCIAL  STATEMENT  PRESENTATION OF  INCOME, CAPITAL  GAIN, AND
RETURN OF

    CAPITAL DISTRIBUTIONS BY INVESTMENT COMPANIES. Accordingly, permanent book and tax basis differences relating to shareholder distributions have been reclassified to capital surplus. As of January 1, 1993, the cumulative

    effect   of  such   differences  totaling   $(498,000)  and
$780,000  were

    reclassified from accumulated undistributed net investment income and accumulated net realized gain, respectively, to capital surplus.
Net assets,

    net investment income and net realized gain for the current year were not affected by this change.



7.  OTHER:  Security transactions are accounted for on

    the date the securities are purchased or sold. Realized gains and losses on the sale of investment securities are determined on the specific identified cost basis. Interest  income is  recognized on the  accrual basis.
Dividend

    income and distributions to shareholders are recorded on the ex-date. Income distributions and capital gain distributions are determined in accordance with U.S. Federal income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for foreign currency transactions and deferral of losses on wash sale transactions.



B. Morgan Stanley Asset Management Inc. (the "U.S. Adviser") provides investment advisory services to the Fund under the terms of an Investment

Advisory  Agreement (the "Agreement"). Under the  Agreement, the U.S.
Adviser is

paid a fee, computed weekly and payable monthly at an annual rate of .90% of the

Fund's first $50 million of average weekly net assets, .70% of the Fund's next

$50 million of average weekly net assets and .50% of the Fund's average weekly net assets in excess of $100 million. For the year ended December 31, 1993, U.S.

advisory fees incurred by the Fund amounted to $481,000, of which $39,000 was payable to the U.S. Adviser at December 31, 1993.



C.   Unibanco Consulatoria  de Investmentos S/C  Ltda. (the "Brazilian
Adviser")

provides investment advice, research and assistance on behalf of the Fund to

Morgan  Stanley  Asset Management  Inc.  under terms  of  a contract.
Under the

contract, the Brazilian Adviser is paid a fee, computed weekly and paid monthly at an annual rate of .15% of the Fund's first $50 million of average weekly net assets, .125% of the Fund's next $50 million of average weekly net assets and

 .10%  of the  Fund's average weekly  net assets  in excess of  $100 million. The

Brazilian Adviser is a subsidiary of Unibanco-Uniao de Bancos
Brasileiros  S.A.,

a Brazilian bank and the Fund's Brazilian Administrator and Custodian. For the

year ended December 31, 1993, Brazilian advisory fees incurred by the Fund amounted  to $79,000, of  which $7,000 was  payable to the  Brazilian
Adviser at

December 31, 1993.



    During the year ended December 31, 1993, the Fund made purchases and sales of $24,923,000 and $24,899,000, respectively, of UBB Financial Fund, which is

sponsored  by  Unibanco-Uniao  de   Bancos  Brasileiros  S.A.  (the
"Brazilian

Administrator and Custodian"), an affiliate of the Brazilian Adviser.
During the

year  ended December  31, 1993,  the Fund earned  income of  $2,185,000 from UBB

Financial Fund which was offset by foreign currency losses of $2,572,000. The net loss of $387,000 is included in net realized loss on foreign currency transactions.



D. The United States Trust Company of New York ("U.S. Trust"), through its wholly owned subsidiary Mutual Funds Service Company, provides administrative and shareholder services to  the Fund under  an Administration
Agreement.  Under

the Agreement, U.S. Trust is paid a fee, computed weekly and payable monthly at an annual rate of .08% of the Fund's average weekly net assets plus
$75,000  per

annum.  For the  year ended  December 31, 1993,  such fees  totaled
$132,000, of

which $11,000 was payable to U.S. Trust at December 31, 1993.

E. The Brazilian Administrator and Custodian provides Brazilian administrative and  custodian services to the  Fund under the terms  of an agreement.
Under the

agreement, the Brazilian Administrator and Custodian is paid a fee, computed weekly and paid monthly at an annual rate of .15% of the Fund's first $50 million of average weekly net assets, .125% of the Fund's next $50 million of average weekly net assets and .10% of the Fund's average weekly net assets in excess of $100 million. For the year ended December 31, 1993 the Fund incurred fees under the agreement of $79,000, of which $7,000 was payable to the

Brazilian Administrator and Custodian at December 31, 1993.



F. During the year ended December 31, 1993, the Fund made purchases of U.S.

$20,798,000 and sales of U.S. $44,678,000 of investment securities other than

U.S. Government securities and short term investments. At December 31, 1993, the

Federal income tax cost basis of investments was the same as that for financial reporting purposes and accordingly, net unrealized appreciation for Federal income tax purposes was U.S. $21,539,000 of which U.S. $21,566,000 related to appreciated securities and U.S. $27,000 related to depreciated securities.



G.    In  connection  with  its  organization  the  Fund  incurred
$445,000  of

organization costs which are being amortized using the straight-line basis over a five year period from the date the Fund commenced operations.



H. At December 31, 1993, 99.3% of the Fund's net assets consisted of securities denominated in Brazilian cruzeiro real. Changes in currency exchange rates will affect the  value  of and  investment  income from  such  securities.
Brazilian

securities are subject to greater price volatility, limited capitalization and liquidity, and higher rates of inflation than securities of companies based in the United States.



I.   During the year ended December 31,  1993, the Fund incurred U.S.
$71,000 in

brokerage commission fees to Unibanco  Corretora de Valores Mobiliarios
S.A.,  a

subsidiary of the Brazilian Administrator and Custodian.



J.   The  Fund's Articles of  Incorporation provide that,  commencing
January 6,

1992 and on each calendar quarter thereafter, the Fund will make a tender offer to repurchase its outstanding shares of Common Stock at a price equal to the net asset value per share at the time of repurchase.

    During the year ended December 31, 1993 the Fund repurchased the following shares:





                        U.S.

  DATE      SHARES      (000)

---------  ---------  ---------


   2/1/93      1,140  $      54

  4/30/93     28,833  $   1,657

  8/23/93    260,446  $  18,869

  11/1/93     45,573  $   3,774




On February 4, 1994 the Fund repurchased 45,409 shares totaling
$5,148,000.



K. Shareholders of the Fund may purchase shares of common stock from the Fund at a price equal to the net asset value at the beginning of the month.
Purchases

are not allowed during each month the Fund makes a tender offer to repurchase its outstanding shares. During the year ended December 31, 1993, the Fund issued

2,355 shares totaling $196,000.



L. During December 1993, the Board of Directors of the Fund voted to pay shareholders of record on December 31, 1993 a total distribution of $7.15 per share derived from net realized gains of $5.35 per share and from net investment income of $1.80 per share, payable on January 17, 1994.

REPORT OF INDEPENDENT ACCOUNTANTS



---------

To the Shareholders and Board of Directors of

The Brazilian Investment Fund, Inc.



In our opinion, the accompanying statement of net assets and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of

The  Brazilian  Investment Fund,  Inc. (the  "Fund") at  December 31,
1993, the

results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the two years in the period then ended and for the period June 4,

1991 (commencement of operations) through December 31, 1991, in conformity with

generally   accepted  accounting  principles.  These  financial
statements  and

financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the  amounts  and  disclosures  in  the  financial  statements,
assessing   the

accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 1993 by correspondence with the custodians, provide a reasonable basis for the opinion expressed above.



As explained in Note A-1, the financial statements include securities valued at

$15.0 million (29 percent of net assets) whose values have been estimated by the

Valuation Committee of the Board of Directors. We have reviewed the procedures used by the Valuation Committee in arriving at its estimate of value and have inspected underlying documentation, and, in the circumstances, we believe the procedures are reasonable and the documentation appropriate. However, because of the inherent uncertainty of valuation, these estimated values may differ significantly from the values that would have been used had a ready market for these securities in the quantities owned by the Fund existed, and the differences could be material to the financial statements.



PRICE WATERHOUSE



1177 Avenue of the Americas

New York, New York 10036



March 30, 1994



                                       9